UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 3, 2004

MARTIN MIDSTREAM PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation	(Commission file number)	(I.R.S. employer identification number)
or organization)

4200 STONE ROAD
KILGORE, TEXAS	75662
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (903) 983-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Pipeline Purchase Agreement.

     On November 3, 2004, Martin Midstream Partners L.P. (the “Partnership”) signed a definitive agreement to purchase for $3.0 million a liquefied petroleum gas (“LPG”) pipeline located in East Texas from an unrelated third party. The pipeline, which will be used by the Partnership to transport LPG for third parties as well as its own account, spans approximately 200 miles running from Kilgore to Beaumont, Texas. The pipeline purchase, which is subject to customary closing conditions, is expected to occur in January 2005 and will be financed through the acquisition subfacility of the Partnership’s credit facility.

Amendment to Transportation Services Agreement

     On November 5, 2004, the Partnership, and its affiliate, Midstream Fuel Service LLC, (“MFS”), amended the previously existing Transportation Services Agreement between such parties in order to add a fuel surcharge on diesel fuel used in transportation provided by the Partnership to MFS. A copy of the Amendment to Transportation Services Agreement is attached hereto as Exhibit 10.1.

Item 9.01.     Financial Statements and Exhibits.

     (c)      Exhibits

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	First Amendment to Transportation Services Agreement, dated November 5, 2004, between the Partnership and Midstream Fuel Service LLC.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

	By:	Martin Midstream GP LLC
Its General Partner

Date: November 5, 2004		By:	/s/ Robert D. Bondurant,
Robert D. Bondurant,
Executive Vice President and
Chief Financial Officer

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INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION
10.1	—	First Amendment to Transportation Services Agreement, dated November 5, 2004, between the Partnership and Midstream Fuel Service LLC.

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